EXHIBIT 99.1
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WRITTEN  STATEMENT OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE
SARBANESOXLEY  ACT  OF  2002

The undersigned, the Chief Executive Officer of NBT Bancorp Inc. (the "Company"), hereby certifies that to his knowledge on the date hereof:

(a) the Form 10-K of the Company for the Annual Period Ended December 31, 2002, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/S/ Daryl R. Forsythe
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Daryl R. Forsythe
Chairman and Chief Executive Officer
March  24,  2003


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